                                       CONFIDENTIAL TREATMENT REQUESTED.
                                       CONFIDENTIAL PORTIONS OF THIS
                                       DOCUMENT HAVE BEEN REDACTED AND HAVE BEEN
                                       SEPARATELY FILED WITH THE COMMISSION.


                                                                   Exhibit 10.1


                  CONSUMER CREDIT SUBSCRIBER SERVICE AGREEMENT

This CONSUMER CREDIT SUBSCRIBER SERVICE AGREEMENT ("Agreement") is entered into by TRW Inc. ("TRW") and Credentials Services International, Inc. ("CIS") this 18th day of October, 1994.

On October 18, 1994, CIS acquired from TRW the business (the "Business") of marketing and selling memberships to consumers. The Business currently provides to the CIS members, among other things, "plain English" copies and verbal summaries of their credit reports compiled by TRW (their "TRW Reports") on demand; notification of the insertion into their TRW Reports of derogatory information and of certain requests made for their TRW Reports; personal profiles; and newsletters. The Business also includes two additional services currently being developed which may be made available to CIS members: a "three bureau" credit report which would include a composite of the information contained in the TRW Report and the credit reports of Trans Union and Equifax, and a report of comparable neighborhood property sales. In addition, the Business may provide, in the future, other services to its members based upon information on such members compiled by TRW.

The parties intend that TRW, to the extent such services are available from TRW and consistent with the parties' mutual agreement, enable CIS to provide such services to its current members throughout the term of this Agreement.

In consideration of the premises and the mutual covenants herein contained, the parties hereto do hereby agree as follows:

1.      TRW SERVICES.

        1.1 CIS shall promptly identify to TRW all of its present members and all of its future members added from time to time and shall also promptly notify TRW when a member's membership lapses or is canceled for any reason. TRW shall furnish to CIS when requested by CIS as described herein all credit information it routinely provides to consumers when they request their TRW Reports and shall identify to CIS all codes used therein and their respective meanings. In order to facilitate the provision of such credit information, TRW shall provide to CIS real-time, on-line access to TRW Reports. TRW shall not, however, provide CIS with the ability to change any data in any TRW data base. TRW shall use its best efforts to keep current the information it uses to provide the Services, as defined below.

        1.2 Consistent with the limitations placed on CIS as described herein, TRW shall provide to CIS such real-time, on-line access to the TRW Reports at one or more points of presence in the TRW telecommunications network specified by CIS from time to time. CIS's access to said points of presence shall be obtained exclusively at CIS's expense. CIS may effect such interconnection, at its sole expense, via modem or such other means as may hereafter become available, technically feasible and compatible with the TRW telecommunications network.

        1.3 TRW shall provide to CIS access to TRW Reports in the format in which it routinely discloses TRW Reports to consumers. TRW will also make reports available to CIS in all other formats routinely provided to TRW's credit granting customers generally, if CIS reasonably requests that TRW do so for a specific CIS member. CIS agrees that it will not make such a request unless it has previously obtained the consumer's permission to obtain the TRW Report in that format, and that for all CIS members joining CIS after the Closing, said permission must be given by the member in writing. If TRW abandons the CAPS system and ceases to provide "plain English" TRW Reports or reports in a substantially similar format, the parties will negotiate an appropriate license and royalty agreement on reasonable terms for CIS to utilize the pertinent portions of the CAPS system so that it may continue to provide its members with "plain English" reports. Any such license and royalty agreement between the parties shall terminate when this Agreement terminates.

        1.4 TRW shall not make a material modification of the computer programs or language or other codes with respect to such access or with respect to the information contained in the TRW Report without providing to CIS at least ninety
(90) days' prior written notice of any such modification. If TRW makes any such modification, it will provide CIS with technical assistance as may reasonably be requested by CIS, at CIS's cost, so that CIS can modify its systems as necessary as a result of TRW's such modifications. TRW will provide CIS with seven (7) days' prior notice of any such modification which is not material.

        1.5 In no event shall TRW be required hereunder to provide to CIS access to TRW Reports in a manner which would enable CIS to, nor shall CIS, manipulate any of the data or other information contained in TRW Reports.

        1.6 TRW shall promptly identify on the TRW Reports with respect to each CIS member (i) all inquiries made by others of TRW Reports which inquiries TRW routinely provides to its customers when they access a TRW credit report; and
(ii) all insertions of negative information into the TRW Report of any such CIS member; provided however, that if TRW routinely notifies consumers of additional negative information, TRW will provide such information to CIS as well. Each such identification shall specify either the source of the inquiry or the source of the negative information, and, in the case of negative information, the substance thereof. TRW shall make available to CIS batch reports of all such transactions, at no cost to CIS, throughout the term of this Agreement at such times as such reports are obtained by the Business as of the date of this Agreement, but no less frequently than once daily Mondays through Fridays.

        1.7 Consistent with the parties' legal obligations and TRW's policies and procedures at any given time generally applicable to its other prescreen customers, TRW shall provide to CIS prescreen services as CIS may request from time to time during the term of this Agreement at the prices shown in Exhibit B. With regard to prescreen services, TRW and CIS hereby agree to be bound and to abide by the terms and conditions set forth in Exhibit A to this Agreement, which Exhibit is incorporated herein as if fully re-written. To the extent the terms of Exhibit A conflict with the terms of this Agreement, the terms of this Agreement shall govern.

        1.8 TRW shall permit CIS to use the TRW telecommunications network, at CIS's sole expense, to service and maintain its computer software that is used to access TRW Reports.

        1.9 TRW and CIS shall continue to reasonably cooperate in the development of additional services to be marketed to CIS members, including the development and provision of business credit information to CIS members.

        1.10 TRW shall continue to provide consumer relations dispute resolution services to all CIS members consistent with those services it provides to other consumers with disputes. All of the services provided and to be provided by TRW to CIS hereunder are referred to herein as the "Services".

2. CHARGES TO CIS. CIS agrees to pay TRW the applicable charge set forth in Exhibit B with respect to each of the Services specified on Exhibit B not later than thirty (30) days following receipt by CIS of TRW's invoice. Notwithstanding the foregoing, except as otherwise set forth on Exhibit B, CIS shall only be required to pay such charges with respect to the Services actually delivered by TRW hereunder. Notwithstanding the prices set forth on Exhibit B, with the exception of business credit reporting services, to the extent that TRW provides a total package of Services to another entity identical to the total package of Services provided to CIS hereunder and for the same purposes as the total package of Services provided hereunder, the prices charged to CIS for such Services shall be no more than the prices charged to any other such entity. If and to the extent that the parties agree that TRW shall provide additional Services to CIS hereunder, the parties shall negotiate in good faith the terms under which TRW shall provide such Services. For TRW's provision of business credit reporting services, to the extent that TRW provides an identical package of business credit reporting services to any other person or entity for the same purposes as those provided to CIS, in quantities comparable to those provided to CIS, the prices charged to CIS for such business credit reporting services shall be no more than the prices charged to any such other person or entity.

3. EXCLUSIVITY. During the term of this Agreement, CIS shall purchase from TRW at least one TRW Report with respect to each of its members added after the date hereof and shall obtain solely from TRW all consumer credit reporting, business credit reporting, prescreen, scoring and update services. If CIS compiles a three-bureau report itself, it shall purchase the TRW portion of that report exclusively from TRW, but may obtain the other portions of that report from other entities. Notwithstanding the first two sentences of this Section 3, if CIS does not compile the three bureau itself, it may purchase the three-bureau report from other entities. TRW agrees that it shall not sell or otherwise distribute CIS's membership list to any entity other than CIS or segregate the CIS members or any group thereof or enable the CIS membership or any part thereof to be extracted as a discrete list unless it is required to do so by law.

4. CIS USE. CIS hereby certifies and warrants that it: (i) will request prescreen services as provided in Exhibit A and that in all other instances it will request TRW Reports exclusively for disclosure of that TRW Report to the consumer about whom it pertains and to no one else (even if the consumer has executed a Power of Attorney), and only when that consumer is a current CIS member; (ii) will only request a TRW Report when it has received a request from the member about whom it pertains that CIS obtain the report and deliver it to the member; (iii) will have on file written permission from every CIS member to so obtain a TRW Report and provide it to the member, with the exception of those members referred to in section 3.2(i) of the Agreement of Purchase and Sale between the parties for whom membership contracts do not exist; (iv) will accurately convey the TRW Report to the consumer about whom it pertains within four business days of its receipt of the TRW Report from TRW; (v) will not copy TRW Reports or retain the data contained therein in any form or by any method, and that once CIS delivers the TRW Report to the consumer about whom it pertains CIS shall maintain or possess no information from the TRW Report whatsoever; (vi) will not request or use TRW Reports in violation of the Fair Credit Reporting Act, 15 U.S.C. Section1681 et seq. ("FCRA") or companion state laws, and that it will comply with all federal, state and local statutes, regulations and rules applicable to its actions hereunder; (vii) will maintain TRW Reports and all information contained therein in strict confidence and disclose such information and TRW Reports only to employees whose duties reasonably relate to the legitimate business purposes for which the information is requested, and will not disclose, sell or otherwise distribute to third parties (other than the consumer about whom the TRW Report relates) any information received hereunder, except as otherwise required by law; (viii) will not offer its members credit repair or similar services and will not attempt to have information on its members' reports changed other than to forward disputes from its members directed to it to the appropriate TRW consumer assistance office; and (ix) will provide TRW with appropriate identifying information about CIS and the member inquired upon in the form specified by TRW when requesting the Services, and will enter the appropriate type code when requesting the Services to indicate the reason it is obtaining the Services. Subject to section 1.4 hereof, TRW reserves the right to modify the standard inquiry format to be used by CIS, and CIS agrees to abide by such modifications.

5.      AUDIT RIGHTS AND APPROVALS.

        5.1 TRW shall have the right, at its discretion whenever it so desires, to audit CIS's use of the Services to assure compliance with the terms of this Agreement and TRW's policies. CIS will be responsible for assuring full cooperation with TRW in connection with such audits and will provide TRW or obtain for TRW access to such properties, records and personnel as TRW may reasonably require for such purpose.

        5.2 CIS agrees to implement adequate safeguards and measures to protect consumer privacy with respect to its use of the Services and to inform consumers of their rights under the FCRA and companion state and local laws and regulations and to provide notifications, all to the extent required to comply with any state or federal Deceptive Trade Practices Act or similar law or regulation, or to comply with the FCRA or similar laws and regulations. CIS also agrees that it will not mislead consumers or demean the public's perception of the quality of TRW Reports. CIS agrees to submit the safeguards and measures referred to above and all of its advertising campaigns, materials, inserts, disclosures and similar advertising presentations with respect to its use of the Services, and all substantive changes therein, in writing to TRW for TRW's approval, and not to advertise its services or communicate such materials to its members or potential members until it has obtained such approval from TRW, which TRW shall not reasonably withhold or delay. Such approval shall be based solely upon compliance with the standards set forth in the first two sentences of this paragraph 5.2. If TRW notifies CIS that is does not approve of its safeguards, measures, advertising presentations or changes therein, CIS shall not effect any such safeguards, measures or advertising presentations, or any changes therein, until the parties agree on them or their differences are resolved through the dispute resolution procedures described in paragraph 14 of this Agreement. If TRW fails to respond to any such submission provided by CIS as described in this paragraph 5.2 within ten (10) business days of its receipt of such submission, TRW shall be deemed to have assented thereto.

6.      TERM.

          6.1 Unless this Agreement is earlier terminated pursuant to Sections
6.3 or 6.4, the term of this Agreement shall commence on the date hereof and terminate on the day prior to the tenth anniversary hereof; provided, however, that the term of this Agreement shall be automatically extended for successive three year periods thereafter unless either party notifies the other, not later than six (6) months prior to the termination of the then current term, that it elects to terminate this Agreement as of the last day of such then current term.

        6.2 Effective at any time on or after the fifth anniversary of the date hereof, but only one time prior to the tenth anniversary of the date hereof and one time in each subsequent renewal term, either party shall have the right to request that the charges for those services set forth on Exhibit B be modified for the balance of the then current term. In the event of any such request, the parties shall negotiate in good faith the modification of such charges. If after three months the parties are unable to reach agreement on such modification, either party shall have the right to terminate this Agreement by written notice to the other, such termination to be effective on the date specified in the notice, which date shall not be earlier than nine (9) months after the date of the notice. If the parties reach agreement on the modification, the modified charges shall be retroactive to the date of the notice requesting the modification and shall be effective for the remainder of the then current term.

        6.3 Subject to Section 6.4, if either party defaults in any of its material obligations under this Agreement, the other party shall have the right to terminate this Agreement by notice to the defaulting party specifying the default. If the defaulting party fails to cure the default within thirty days following the notice, at the notifying party's option, this Agreement shall terminate after such thirty day period; provided, however, that if the default is of a nature that it cannot be cured, this Agreement may only be terminated if the defaulting party fails to take all reasonable and prudent steps within the thirty day period to prevent a recurrence thereof.

        6.4 If TRW believes, in its sole discretion, that CIS has violated Sections 4 or 5.2 of this Agreement, TRW may immediately suspend the effectiveness of this Agreement after giving CIS management 24 hours' (but not less than one Business Day) prior notice of such suspension, and shall resume its provision of the Services when it believes, in good faith, that such violations have been cured or will not occur again. If at the end of the thirty day period after giving such notice TRW does not believe such violations have been cured or will not occur again, then TRW may terminate this Agreement.

        6.5 The parties' rights of termination under Sections 6.3 and 6.4 shall be in addition to all other rights they have under this Agreement, at law or in equity with respect to the other's default.

7. DISCLAIMER OF WARRANTY. TRW warrants to CIS that TRW will use its best efforts to deliver the Services with the same care, prudence, skill, priority, timeliness and accuracy as it provides similar services of similar size and complexity to its other customers under similar circumstances. Because the Services involve conveying information provided to TRW by other sources, TRW cannot and will not, for the fee charged for the Services, be an insurer or guarantor of the accuracy or reliability of the Services, data contained in its database, or data provided with the Services. THE WARRANTY IN THE FIRST SENTENCE OF THIS PARAGRAPH IS THE ONLY WARRANTY TRW HAS GIVEN CIS WITH RESPECT TO THE SERVICES AND SUCH WARRANTY IS IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, TRW MIGHT HAVE GIVEN CIS WITH RESPECT THERETO, INCLUDING, FOR EXAMPLE AND WITHOUT LIMITATION, WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

8. LIMITATION OF LIABILITY. CIS acknowledges that TRW maintains a database, updated on a periodic basis, from which CIS solicits information, and that TRW does not undertake a separate investigation for each inquiry or request for Services made by CIS. CIS also acknowledges that the prices TRW charges CIS for the Services are based upon TRW's expectation that the risk of any loss or injury that may be incurred by use of the Services will be borne by CIS and not TRW. CIS therefore agrees that it is responsible for determining that the Services are in accordance with TRW's obligations under this Agreement. If CIS reasonably determines that the Services do not meet TRW's obligations under this Agreement, CIS shall so notify TRW in writing within ten days after receipt of the Services in question. CIS's failure to so notify TRW shall mean that CIS accepts the Services as is, and TRW shall have no liability whatsoever for the Services. If CIS so notifies TRW within ten days after receipt of the Services, then, unless TRW disputes CIS's claim, TRW shall, at its option, either reperform the Services in question or issue CIS a credit for the amount CIS paid to TRW for the nonconforming Services. This reperformance or credit constitutes CIS's sole remedy and TRW's maximum liability for any breach of this Agreement by TRW. If, notwithstanding the above, liability is imposed on TRW, then CIS agrees that TRW's total liability for any or all of CIS's losses or injuries from TRW's acts or omissions under this Agreement, regardless of the nature of the legal or equitable right claimed to have been violated, shall not exceed the amount paid by CIS to TRW under this Agreement during the six month period preceding the alleged breach by TRW of this Agreement. CIS covenants that it will not sue TRW for any amount greater than permitted by this Agreement. NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT, UNDER NO CIRCUMSTANCES WILL EITHER PARTY HAVE ANY OBLIGATION OR LIABILITY TO THE OTHER HEREUNDER FOR ANY INCIDENTAL, INDIRECT, CONSEQUENTIAL OR SPECIAL DAMAGES INCURRED BY THE OTHER PARTY (INCLUDING DAMAGES FOR LOST BUSINESS, LOST PROFITS OR DAMAGES TO BUSINESS REPUTATION), REGARDLESS OF HOW SUCH DAMAGES ARISE AND REGARDLESS OF WHETHER OR NOT A PARTY WAS ADVISED SUCH DAMAGES MIGHT ARISE.


9. INDEMNIFICATION. CIS shall indemnify, defend and hold TRW harmless from and against any and all claims and expenses, including reasonable attorney fees, which may be asserted against or incurred by TRW, based upon CIS's marketing of Credentials, Monitor or other similar services involving the Services, the use by CIS of the Services or other information furnished by TRW during the term of this Agreement.

10. INTELLECTUAL PROPERTY. CIS acknowledges that TRW has expended substantial time, effort and funds to create and deliver the Services and compile its consumer credit reporting database. The Services and the data in TRW's consumer credit reporting database are and will continue to be TRW's exclusive property. Nothing contained in this Agreement shall be deemed to convey to CIS or to any other party any right, title or interest, including any patent, copyright or other proprietary right, in or to the Services or the data in TRW's consumer credit reporting database. Subject only to the Proration and Transition Agreement signed by the parties on the date hereof, CIS will not use or permit its employees, agents and subcontractors to use, the trademarks, service marks, logos, names, or any other of TRW's or its affiliates' proprietary designations, whether registered or unregistered, without TRW's prior written consent; provided, however, that CIS shall have the right to use the TRW name during the term of this Agreement in connection with its resale of the Services to its members and its promotion and marketing of the Services to its members and its promotion and marketing of the Services to prospective members and to identify TRW as the source of some or all of the information contained in the TRW Reports.

11. WAIVER. Either party may at any time waive compliance by the other with any covenant or condition contained in this Agreement, but only by written instrument signed by the party waiving such compliance. No such waiver, however, shall be deemed to constitute the waiver of any such covenant or condition in any other circumstance or the waiver of any other covenant or condition.

12. SUCCESSORS AND ASSIGNS. This Agreement will be binding upon and will inure to the benefit of the parties hereto and their respective heirs, representatives, successors and permitted assignees. This Agreement may not be assigned, transferred, shared or divided in whole or in part by CIS without TRW's prior written consent, which shall not be unreasonably withheld or unnecessarily delayed.

13. EXCUSABLE DELAYS. Neither party shall be liable for any delay or failure in its performance under this Agreement (other than for payment obligations hereunder) if and to the extent that such delay or failure is caused by events beyond the reasonable control of the party including, without limitation, acts of God or public enemies, labor disputes, equipment malfunctions, computer downtime, software defects, material or component shortages, supplier failures, embargoes, rationing, acts of local, state or national governments or public agencies, utility or communication failures or delays, fire, earthquakes, flood, epidemics, riots and strikes.

14. DISPUTE RESOLUTION. With the exception of any action taken under paragraphs 4 and 6 or any alleged violation of paragraph 10 of this Agreement, the parties will resolve any dispute arising out of or relating to this Agreement in a binding arbitration conducted under the auspices of the American Arbitration Association in Orange County, California. Disputes arising out of or resulting from actions taken under paragraphs 4, 6 or 10 of this Agreement may be resolved informally by the parties or through the courts.

15. SEVERABILITY. This Agreement shall be deemed to be severable and, if any provision is determined to be void or unenforceable, then that provision will be deemed severed and the remainder of the Agreement will remain in effect.

16. CONTRACT IN ENTIRETY; LAW. This Agreement sets forth the entire understanding and agreement between TRW and CIS concerning the Services, and supersedes any prior or contemporaneous oral or written agreements or representations. It may be modified only by a written amendment executed by both parties. This Agreement shall be interpreted in accordance with the laws of the State of California.

17. NOTICES. All notices, requests and other communications hereunder shall be in writing and shall be deemed to have been duly given at the time of receipt if delivered by hand or communicated by electronic transmission, or, if mailed, three (3) days after mailing registered OR certified mail, return receipt requested, with postage prepaid:

If to CIS, the to it in        Lincolnshire Management, Inc.
care of:                       780 Third Avenue
                               New York, NY 10017
                               Attn:      Mr. W. James Tozer, Jr., President
                               Telecopier:        1-212-755-5457



with a copy to:                Ross & Hardies
                               65 East 55th Street
                               New York, NY 10022
                               Attn:  Christopher P. O'Connell, Esq.
                               Telecopier: 1-212-421-5682

If to TRW, then to:            TRW Inc.
                               505 City Parkway West
                               Orange, CA 92668
                               Attn: Donald M. DePamphilis, Vice
                               President, Planning and Development
                               Telecopier: 1-714-938-2513

with a copy to:                TRW Inc.
                               505 City Parkway West
                               Orange, CA 92668
                               Attn:   Vice President, Law
                               Telecopier: 1-714-938-2513


Provided, however, that if either party shall have designated a different address by notice to the other given as provided above, then to the last address so designated.



18. EFFECTIVE DATE. This Agreement is effective beginning on the date of this Agreement indicated above.

19. SURVIVAL. Paragraphs 2, 9 and 19 shall survive the termination of this Agreement, as shall paragraphs 8, 14 and 16 with respect to activities arising during the term of this Agreement.

The parties authorized representatives have executed this Agreement on the date indicated above.



TRW Inc.,                                Credentials Services International,
acting through its Information           Inc.
Services Business



By:  /s/ [illegible]                     By:  /s/ [illegible]
   ------------------------------           ------------------------------------
Its: Assistant Secretary                 Its: Vice President
    -----------------------------           ------------------------------------

Address:     505 City Parkway West       Address: 780 Third Avenue
             Orange, CA 92668                     New York, NY 10017

                                    EXHIBIT A

                         PRESCREENING SERVICES AGREEMENT

                               (this "Agreement")

                      Dated: ______________________________

                                     Between

------------------------------       ---------------------------------------
_________________________                          TRW INC.,
                                and          as Ohio corporation,
a ______________ corporation              acting by and through its
      ("Customer")                       Information Services Division
                                                   ("TRW")
------------------------------       ---------------------------------------

For good and valuable consideration and intending to be legally bound, Customer and TRW hereby agree as follows:

1. GENERAL PROVISIONS

A. Application. This Agreement shall apply to all Prescreening Services performed by TRW for Customer during the Term and/or described in any Criteria Letter(s) executed during the Term.

B. Meaning of "Prescreening Services." The process by which lists of individuals ("Consumers") provided by Customer or developed by TRW are segmented with use of credit information, either alone or in conjunction with demographic information, in order to determine the Consumers' eligibility for an offer of credit.

C. Meaning of "Third Party Processor." A firm engaged in the business of providing data processing services, including but not limited to, netdowns, demographic appending and segmentation, merge/purge processing, and general list cleansing, with respect to direct mail or telemarketing programs.

D. Terms. The term of this Agreement (the "Term") is the period consisting of the Initial Term and, if this Agreement is renewed, the Renewal Term(s), as follows:

(1) Initial Term. The "Initial Term" is the period beginning at 12:01 a.m. on the date written above and ending at 11:59 p.m. on the day before the first anniversary of that date.

(2) Renewal Term(s). Unless one or both of the parties delivers written notice of such party's (parties') intent not to renew no later than thirty (30) days before the end of the Initial Term, this Agreement will renew automatically and without further action by either party for an additional one-year period (a "Renewal Term"). Thereafter, this Agreement will continue to renew automatically unless and until either party delivers to the other a nonrenewal notice no later than thirty (30) days before the end of the applicable Renewal Term.


2.  PRESCREENING SERVICES

A. Requests for Prescreening Services. TRW will perform Prescreening Services hereunder when requested to do so by Customer as follows:

(1) Content of Requests. When Customer desires TRW to undertake a Prescreening Services project, Customer will deliver to TRW a written request containing sufficient information to enable TRW to perform the Prescreening Services project, including, for example: (a) a description of the Prescreening Services Customer desires TRW to perform; (b) credit and/or demographic criteria Customer desires TRW to use in performing the Prescreening Services; (c) any Customer requirements concerning the medium or media by which TRW is to deliver the information derived from the Prescreening Services TRW renders; (d) the date by which Customer de-sires that the Prescreening Services be completed; and (e) such other information or direction as may be necessary to enable TRW to perform the Prescreening Services.

(2) Confirmation. After receipt of a request for Prescreening Services, TRW will review the request. Following such review, TRW will issue to Customer for signature a letter ("Criteria Letter") confirming the criteria, pricing and delivery date(s) which will apply to the particular Prescreening Services project.

B. Method of Performance. TRW will use reasonable commercial efforts in its performance of the following Prescreening Services:

(1) List Segmentation. For each Prescreening Services program, TRW will segment lists of Consumers using the eligibility criteria in the program's Criteria Letter and select Consumer names ("Qualifying Names") using credit and/or demographic information contained in TRW's data base.

(2) Delivery. When TRW completes such segmentation, TRW will deliver to Customer or Customer's Third Party Processor a magnetic tape (or other medium) containing information that identifies the Consumers who meet the eligibility criteria established or approved by Customer (the "Identifying Data") and coded credit or derived information (the "Credit Data") about such Consumers (the "Prescreened List"). Prior to TRW's delivery of the Prescreened List to Customer's Third Party Processor, if applicable, Customer shall have caused the Third Party Processor to have delivered to TRW a duly executed undertaking in the form of Exhibit A.

(3) Additional Data Processing Analyses. Except as otherwise agreed to in writing by the parties, if Customer desires the Third Party Processor to perform further data processing services, then (a) the Third Party Processor will be deemed to be acting on behalf of or as an agent of Customer and not of TRW; and
(b) Customer will assure that the Third Party Processor will not receive or accept any information from Customer or is designee which would enable the Third Party Processor to match the Identifying Data with the selection criteria or other such credit information and thereby create or have access to a consumer credit report with respect to any individual Consumer.

(4) Netdown Services. If as a result of data processing services performed by the Third Party Processor, Customer intends to make a firm offer of credit to fewer Consumers than appeared as Qualifying Names on the Prescreened List, then as soon as reasonably possible, but in no event later than ninety (90) days after TRW delivers the Prescreened List to Customer's Third Party Processor, Customer will cause the Third Party Processor to provide TRW with a list of those Consumers to whom Customer intends to make its offer.

C. Time of Performance. TRW will use commercially reasonable efforts to provide the Prescreening Services as expeditiously as possible and in a timely manner; provided, however, that TRW will have no liability to Customer hereunder for delays in providing such Prescreening Services.

3.  FEES

A. Generally. In consideration of TRW's performance of the Prescreening Services, Customer will pay TRW fees (the "Fees") as set forth for each Prescreening Services program in its respective Criteria Letter or Annual Pricing Amendment.

B. Taxes. Customer will be solely responsible for all Federal, state, and local taxes levied or assessed in connection with TRW's performance of the Prescreening Services, other than income taxes assessed with respect to TRW's net income, for which income taxes TRW will be solely responsible.

C. Method of Payment. Periodically during the Term, TRW will deliver to Customer invoices reflecting Fees due hereunder, together with any taxes for which Customer is responsible hereunder. Customer will pay TRW the amounts indicated on such invoices without setoff within thirty (30) days after the invoice date. If Customer does not pay any portion of the invoiced Fees within the thirty (30) day period described above, then Customer will pay interest on the unpaid amount at the rate of one and one-half percent (1.5%) per month or the highest amount permitted by law.


4.  CONSUMER PRIVACY

A. Generally. Customer hereby acknowledges that the information TRW will deliver to Customer under this Agreement includes personal credit information pertaining to individual Consumers and, as such, sound business practice requires that the parties treat such information responsibly and take reasonable steps to assure that such information is not misused by the parties or any other person. Accordingly, each party agrees to abide by the provisions of this Section 4 throughout the Term and to indemnify, defend and hold harmless the other party hereto from and against any and all third party claims, resulting in liabilities, damages, losses, costs and expenses (including reasonable attorney's fees) arising out of or resulting from such party's failure to comply with its obligations under this Section 4.

B. Compliance with Law. In performing this Agreement and in using information provided hereunder, both parties will comply with all Federal, state, and local statutes, regulations, and rules applicable to consumer credit information from time to time in effect during the Term, including, without limitation, the Federal Fair Credit Reporting Act, corresponding state credit reporting statutes, and substantive regulations promulgated under such statutes.

C. Confidential Treatment. Under no circumstances will Customer resell or otherwise disclose to any other person any of the information that TRW delivers to Customer or its Third Party Processor hereunder. Customer will maintain internal procedures to assure that such information will be held in strict confidence and disclosed only to those of Customer's employees whose duties reasonably relate to the legitimate business purposes for which the information is requested or used and to no other person. Without limiting the generality of the foregoing, Customer will take suitable precautions to prevent loss, compromise, or misuse of any tapes or other media containing consumer credit information while in its possession or in transport.

D. Use of Prescreened Lists. Customer hereby certifies to TRW that it will extend a firm offer of credit, insofar as such firm offer is required pursuant to Federal law and/or regulation, including the Federal Trade Commission commentary on prescreening, to every Consumer (a) whose name appears on a Prescreened List, (b) as to whom there is confirmation that the applicant is the individual Consumer prescreened and (c) whose name appears on the final list produced as a result of additional data processing, performed by the Third Party Processor prior to delivery of the Prescreened List to the Customer, if any.

E. Credit Criteria. Customer will not divulge the credit criteria used for any program to any person, including, without limitation, a Third Party Processor.

F. TRW's Audit Rights. TRW will have the right to audit Customer's and the Third Party Processor's use of the Prescreened List delivered to Customer and the Third Party Processor hereunder. Customer will cooperate fully with TRW in connection with such audits and will provide TRW with access to such of Customer's properties, records and personnel as reasonably may be required for such purpose. In addition, use of the Prescreened List may be monitored by TRW to the extent and through methods deemed reasonable and appropriate by TRW, including but not limited to by the seeding of names, which shall be part of the Prescreened List, and may not be altered, removed or identified by Customer or its Third Party Processor.


5.  INTELLECTUAL PROPERTY

A. No License. Nothing contained in this Agreement shall be deemed to grant a party any license, sublicense, copyright interest, proprietary rights, or other claim against or interest in the other party's information. Neither party shall acquire any patent rights, copyright interest or other right, claim or interest in the computer programs, forms, schedules, manuals or other proprietary items utilized or provided another party in connection with the services rendered under this Agreement.

B. Single Use. Customer may not use a Prescreened list more than once without the prior written approval of TRW.

C. Restrictions on Use. Neither party will use, or permit their respective employees, agents and subcontractors to use, the trademarks, service marks, logos, names, or any other proprietary designations of the other party, or the other party's affiliates, whether registered or unregistered, without such other party's prior written consent.

D. Ownership of Credit Data. Customer acknowledges that TRW has expended subsubstantial time, effort, and funds to compile TRW's consumer credit reporting data base and that all information contained in such data base (and all demographic or other information provided by TRW, if any) is and will continue to be the exclusive business property of TRW. Nothing contained in this Agreement shall be deemed to convey to Customer or Customer's Third Party Processor any right, title or interest in or to TRW's consumer credit data base (or any TRW demographic or other information) or any part thereof.


6.  AUDIT RIGHTS, LIMITATIONS, AND DISPUTES

A. Customer's Audit Rights. Customer will have the right to audit TRW's performance of the Prescreening Services (excluding Easy Prescreen services) as follows. Upon Customer's request, TRW will supply Customer with an agreed upon number of sample reports (with Identifying Data deleted) to enable Customer to confirm that the credit criteria established by Customer and set forth in the Criteria Letter were applied correctly by TRW in performance of the Prescreening Services. Such audit will be solely for the purpose of determining whether such criteria were applied correctly and for no other purpose whatsoever. If the criteria established by Customer are found not to have been applied correctly, then Customer will notify TRW in writing as soon as reasonably possible but in no event later than five (5) business days after receipt of the applicable sample reports. After receipt of such notice, TRW shall, at its election, make the corrections that may be necessary, reperform the applicable Prescreening Services or issue Customer a refund for any amount paid by Customer for such Prescreening Services. Such correction, reperformance or refund shall constitute Customer's sole remedy and TRW's maximum liability for TRW's breach of its obligations hereunder.

B. Disclaimer of Warranty. TRW DOES NOT GUARANTY OR WARRANT THE ACCURACY, COMPLETENESS, CURRENTNESS, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE PRESCREENING SERVICES, THE PRESCREENED LIST OR THE MEDIA ON WHICH THE PRESCREENED LIST IS PROVIDED AND SHALL NOT BE LIABLE TO CUSTOMER FOR ANY LOSS OR INJURY ARISING OUT OF OR CAUSED IN WHOLE OR IN PART BY TRW'S ACTS OR OMISSIONS IN PROCURING, COMPILING, COLLECTING, INTERPRETING, REPORTING, COMMUNICATING, OR DELIVERING THE PRESCREENED SERVICES OR PRESCREENED LIST.

C. Breakdowns. TRW will have no obligation or liability for or on account of (i) any mechanical or other breakdown, malfunction, or defect in computer or other equipment or facilities or computer programs utilized by TRW in its performance hereunder, or (ii) any loss or destruction of data provided by Customer. TRW will, however, use reasonable efforts in good faith to prevent such breakdown, malfunction or defect and, if such should occur, to restore operations as promptly as possible.


D. Limitation of Liability. Customer acknowledges that the prices TRW charges for the Prescreening Services and Prescreened List are based, in part, upon TRW's expectation that the risk of any loss or injury that may be incurred by use of the Prescreening Services and Prescreened List will be borne by Customer and not by TRW. For this reason, if notwithstanding the limitations set forth in
Section 6A above, liability can be imposed on TRW, then Customer agrees that TRW's total liability for any and all losses or injuries arising out of any acts or omissions of TRW in connection with anything to be done or furnished under this Agreement, regardless of the cause of the loss or injury and regardless of the nature of the legal or equitable right claimed to have been violated, shall never exceed the amount paid by Customer for the applicable Prescreening Services and Prescreened List. Customer covenants that it will not sue TRW for an amount greater than such sum and that Customer will not seek punitive damages in any such suit against TRW.

NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT, UNDER NO CIRCUMSTANCES WILL EITHER PARTY HAVE ANY OBLIGATION OR LIABILITY TO THE OTHER HEREUNDER FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL OR SPECIAL DAMAGES (INCLUDING BUT NOT LIMITED TO DAMAGE DUE TO LOSS OF BUSINESS,

DATA , PROFITS OR GOODWILL) INCURRED BY THE OTHER PARTY, REGARDLESS OF HOW SUCH DAMAGES ARISE AND WHETHER OR NOT A PARTY WAS ADVISED SUCH DAMAGES MIGHT ARISE.

E. Dispute Resolution. The parties will resolve any dispute arising out of or relating to this Agreement in the following manner. To initiate the dispute resolution mechanism contemplated by this Section 6E, one party must deliver to the other a written dispute notice with a brief description of the disputed issue. There will be a sixty (60) day negotiation period following the delivery of such notice. During the negotiation period, the parties will meet and seek to resolve the disputed issue. If the parties cannot resolve the disputed issue through negotiations, then within thirty (30) days after the end of such negotiation period, the parties will refer such issue to binding arbitration conducted in Cuyahoga County, Ohio under the auspices of the American Arbitration Association. The prevailing party in any such arbitration shall be entitled to an award of its reasonable attorneys' fees and costs.


7.  MISCELLANEOUS

A. Amendments. This Agreement may be amended at any time, but only by written agreement which refers expressly to this Agreement and is signed by both parties.

B. Termination and Cancellation. This Agreement may be terminated by mutual agreement at any time, but only by a written agreement which refers expressly to this Agreement and is signed by both parties. This Agreement may be terminated unilaterally by either party if the other party has breached a material obligation under this Agreement and does not cure such breach within thirty (30) days of receipt of written notice thereof. No termination of this Agreement will relieve either party of any liability for monetary sums owing to the other.

C. Notices. Notices hereunder shall be given by certified mail or express courier to the address specified below or to such other address as such party shall specify by written notice.

D. Waivers. Either party may at any time waive compliance by the other with any covenants or conditions contained in this Agreement, but only by written instrument signed by the party waiving such compliance. No such waiver, however, shall be deemed to constitute the waiver of any such covenant or condition in any other circumstance or the waiver of any other covenant or condition.

E. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of each of the parties hereto. Neither this Agreement nor the interests of the parties in the Agreement may be assigned, transferred, shared or divided in any manner by either party without the prior written consent of the other party hereto. Notwithstanding the foregoing, TRW may assign, transfer and/or perform any of its obligations hereunder through another division or through a wholly-owned subsidiary of TRW Inc. and may, without the consent of Customer, assign all of its rights and delegate all of its duties under this Agreement in conjunction with the sale of substantially all of the assets and operations of the business to which this Agreement relates.

F. Excusable Delays. Neither party will be liable for any delay or failure in its performance under this Agreement if and to the extent such delay or failure is caused by events beyond the reasonable control of such party, including, without limitation, acts of God or public enemies, labor disputes, material or component shortages, supplier failures, embargoes, rationing, acts of local, state or national governments or public agencies, utility or communication failures or delays, computer downtime, software defects, fire, earthquake, flood, epidemics, riots and strikes. If a party becomes aware that such an event will delay or prevent performance of its obligations hereunder, such party will promptly notify the other party and use its best efforts to avoid or remove the cause of nonperformance and complete performance of the acts delayed whenever such cause is removed.

G. No Third Party Interest. Neither this Agreement nor any provisions set forth herein is intended to, or shall, create any rights in or confer any benefits upon any person other than the parties hereto.

H. Choice of Law. This Agreement will be governed by and construed in accordance with the internal substantive laws of the State of Ohio, which are intended to supersede any choice of laws rules which might otherwise be applicable.

I. Severability. If any provision of this Agreement shall finally be determined to be unlawful, then it is the parties desire and intention that such provision be deemed automatically adjusted to the minimum extent necessary to conform to applicable requirements of validity and legality and, as so adjusted, be deemed a provision of this Agreement as if it were originally included herein; provided, however, that if such provision cannot be so adjusted without substantially and materially altering the rights and duties hereunder and fundamentally depriving one party of the benefit of the bargain (taken as a whole) contemplated by this Agreement, then the parties will seek to reform this Agreement through the procedure outlined in Section 6E hereof so as to restore, as nearly as possible, the parties' respective rights, duties and bargain. In any case, the remaining provisions of this Agreement shall remain in effect.

J. Independent Contractor. The parties acknowledge that the relationship between TRW and Customer is and will be solely that of independent contractors. The parties further acknowledge that any and all rights not expressly granted pursuant to this Agreement are reserved to the respective party and that neither party will have the right, power or authority to obligate the other to any contract, term or condition not expressly authorized herein.

K. Survival. Sections 4C, 4E, 5, 6, 7B, 7G, 7H and this Section K shall survive termination of this Agreement.

L. Complete Agreement. This Agreement sets forth the entire understanding of Customer and TRW with respect to the subject matter hereof and supersedes all prior letters of intent, agreements, covenants, arrangements, communications, representations or warranties, whether oral or written ,by any officer, employee, or representative of either party relating thereto.


IN WITNESS WHEREOF, Customer and TRW have signed and delivered this Agreement.


_____________________________         TRW Inc.
                                      By and Through Its
                                      Information Services Division

By:__________________________         By:_______________________
          Signature                              Signature
Name:_______________________          Name:_____________________
           Print                                   Print
Title:________________________        Title:______________________

Address for Notice:                   Address for Notice:

_____________________________         TRW Inc.
                                      Information Systems & Services Division
_____________________________         505 City Parkway West
                                      Orange, CA  92668
_____________________________
                                      Attn:  Vice President and Assistant
Attn:_________________________        General Counsel

                             CALIFORNIA ADDENDUM TO
                         PRESCREENING SERVICES AGREEMENT

        This California Addendum to the Prescreening Services Agreement (the "California Addendum") is entered into effective as of the ___ day of __________, 199__, by and between TRW Inc., an Ohio corporation, by and through its Information Services Division ("TRW") and the undersigned customer ("Customer"), and amends that certain Prescreening Services Agreement between Customer and TRW for the provision by TRW of certain Prescreening Services (which agreement together with any addendum and amendment thereto is referred to herein as the "Prescreening Agreement").

        1. Customer understands and agrees that this California Addendum shall apply to any Prescreening Services and Prescreened Lists provided by TRW that include the name, address or other information concerning any California resident(s), excluding Prescreening Services and Prescreened Lists requested in connection with a transaction by mail where Customer has neither (I) any physical presence in the State of California nor (ii) its major credit application processing office located in the State of California.

        2. Customer represents and warrants to TRW that Customer will make no attempt to understand or identify with a particular California Consumer any information provided by TRW pertaining to that Consumer (other than that Consumer's name and address) as part of the Prescreening Services or any Prescreened List to which the California Addendum applies; provided, however, that the foregoing shall not apply once the Consumer accepts the firm offer of credit from Customer. Further, customer agrees to return to TRW immediately any Prescreened List or other materials to which this California Addendum applies that provides information pertaining to a Consumer which is identified or identifiable with a particular Consumer (other than that Consumer's name and address).

        3. Customer represents and warrants to TRW that Customer shall not seek to have TRW provide to any person, as part of TRW's providing the Prescreening Services, full social security numbers or other information identified or identifiable with a particular Consumer appended to any Prescreened List to which this California Addendum applies.

        4. Customer represents and warrants that any Third Party Processor used by Customer is and shall be an independent entity not acting as the agent of Customer in connection with the Prescreening Services provided to Customer by TRW to which this California Addendum applies.

        5. "Prescreening Services", "Prescreened List" and all other words identified herein with an initial capital letter shall have the meaning set forth in the Prescreening Agreement (including any prior addendum or amendment thereto) unless otherwise set forth herein. All terms and conditions of the Prescreening Agreement not specifically addressed herein shall be unchanged and shall remain in force and effect to the extent set forth therein.

        IN WITNESS WHEREOF, the parties have caused this California Addendum to be executed by their respective duly authorized representatives effective as of the date first written above.

TRW Inc.                              ___________________________________
                                        Print or Type Name of Customer
By: ______________________________    By: _______________________________
               Signature                             Signature
Name: ____________________________    Name: _____________________________
                 Print                                 Print
Title: _____________________________  Title: ____________________________

                              PRESCREENING SERVICES
                        THIRD PARTY PROCESSOR UNDERTAKING

Name of Third Party Processor:__________________________________________________

Address:________________________________________________________________________

________________________________________________________________________________

Name of Client: ________________________________________________________________

TRW Job Reference(s): __________________________________________________________
                     (if applicable to all TRW Prescreening Service Jobs for the
                      Client, indicate "All")

        This Third Party Processor Undertaking (the "Undertaking") is being provided by the above-named Third Party Processor ("Third Party Processor") to TRW Inc. ("TRW") in connection with the Prescreening Services Job(s) and Client described above. From time to time on written instructions from Client, TRW may prepare and provide Third Party Processor with lists of individuals developed by TRW. This Undertaking applies to any such list or other media provided directly or indirectly by TRW to Third Party Processor on behalf of Client ("Media"). For good and valuable consideration and intending to be legally bound, Third Party Processor agrees as follows:

        1. Third Party Processor acknowledges that the Media is and shall remain the property of TRW and shall do nothing inconsistent with the copyright or other proprietary rights of TRW in and to the Media. Third Party Processor will not duplicate or compile any data contained in the Media or provide the same in any form to any third party. Except as done at the request, and for the exclusive benefit, of Client, Third Party Processor shall not conduct any analyses of the Media or otherwise use it to understand the nature, character or quality of the Media, nor shall Third Party Processor use any information it obtains as a result of its handling, processing or possession of the Media in connection with the creation, testing, promotion, marketing, selling and/or licensing of Processor's information, products or services.

        2. Third Party Processor acknowledges that all credit information and certain other information provided hereunder will be coded so as not to reveal to Third Party Processor any such information about any individual whose name is contained on any Media, and Third Party Processor agrees that it will return to TRW immediately any Media inadvertently supplied without such coding. Notwithstanding anything herein to the contrary, in no case will Third Party Processor attempt to learn or understand the selection criteria applied by TRW in the preparation of the Media or the meaning of any coded information provided on the Media.

        IN WITNESS WHEREOF, Third Party Processor has signed this Undertaking by a duly authorized representative effective as of the ___day of_______________, 19___.

______________________________________
      Name of Third Party Processor
By:___________________________________
               Signature
Name:_________________________________
                 Print
Title:________________________________

                                    EXHIBIT B

                                    PRICING*


Consumer Reports:

Number of Reports in each twelve
month period commencing on the
date hereof and each anniversary of
the date hereof                           ***

***                                       ***
***                                       ***
***                                       ***
***                                       ***
***                                       ***

Prescreen Services***:

     ***                         ***           ***
     ---                         ---           ---
***                              ***           ***
***                              ***           ***
***                              ***           ***

*Prices for these Services and all other Services provided hereunder exclude sales, use, turnover, VAT or other similar transaction-based taxes now or hereafter issued. Any such taxes shall be an additional charge. ***

**(1) Beginning on October 1, 1995 and on the first day of October of each year thereafter during which this Agreement is in effect, the parties will determine the number of final consumer disclosures TRW has sent to CIS members ("CDFs") divided by the Average CIS Membership, as defined below (the "CDF/Membership Ratio"). "Average CIS Membership" shall be calculated by adding the total number of CIS members at the end of each month during the prior twelve month period, and dividing that number by 12.

(2) ***

(3) ***

(4) ***



*** CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION.

(5) ***

***

*** CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION.